UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 17, 2003

Chateau Communities, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	1-12496	38-3132038
(State or Other Jurisdiction of Formation)	(Commission File Number)	(IRS Employer Identification Number)

6160 South Syracuse Way, Greenwood Village, Colorado 80111

(Address of Principal Executive Offices, Including Zip Code)

Registrant’s Telephone Number, Including Area Code: (303) 741-3707

N/A

(Former Name or Former Address, if Changed Since Last Report)

ITEM 5.     OTHER EVENTS

On September 17, Chateau Communities, Inc. (the “Company”) issued a press release announcing that it reached an agreement in principle to settle the stockholder actions brought in connection with the Company’s proposed acquisition by Hometown America, L.L.C. pursuant to a merger agreement entered into by the Company, Hometown America, L.L.C., Hometown America Holdings, L.L.C., ROC Communities, Inc. and CP Limited Partnership, dated as of May 29, 2003. A copy of this press release is attached hereto as Exhibit 99.1.

ITEM 7.     FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(c)	Exhibits.

99.1	Press Release of Chateau Communities, Inc., dated September 17, 2003

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	September 18, 2003	CHATEAU COMMUNITIES, INC.

		By:	/S/ TAMARA D. FISCHER

		Name:	Tamara D. Fischer
		Title:	Chief Financial Officer

EXHIBIT INDEX

Number	Description
99.1*	Press Release of Chateau Communities, Inc., dated September 17, 2003

*	Filed herewith.